Exhibit 99.1

TRINE ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD ON [  ]

The undersigned, revoking any previous proxies relating to these shares with respect to the Business Combination Proposal, the Charter Amendment Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Merger Issuance Proposal, the Subscription Agreements Proposal, the Incentive Plan Proposal and the Adjournment Proposal hereby acknowledges receipt of the Proxy Statement/Consent Solicitation Statement/Prospectus dated [  ], in connection with the Special Meeting to be held at 9:00 a.m. eastern time on [  ], in virtual format, for the sole purpose of considering and voting upon the following proposals, and hereby appoints [  ] and [  ], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Trine Acquisition Corp. (“Trine”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [  ]:

The notice of the Special Meeting and the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus are available at [  ].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 9.	Please mark as indicated in this example	☒

Proposal 1 - The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 26, 2020 (as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among Trine, Sparrow Merger Sub, Inc. (“Merger Sub”) and Desktop Metal, Inc. (“Desktop Metal”) and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Desktop Metal with Desktop Metal surviving the merger as a wholly owned subsidiary of Trine (the “Business Combination”).

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 2 - The Charter Amendment Proposal - To consider and vote upon a proposal to adopt an amendment to Trine’s amended and restated certificate of incorporation currently in effect in the form attached to the Merger Agreement.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 3 - The Charter Approval Proposal - To consider and vote upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation (the “Proposed Charter”) in the form attached to the Proxy Statement/Consent Solicitation Statement/Prospectus.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 4 - The Governance Proposal - To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Proposed Charter in order to give holders of Trine’s common stock the opportunity to present their separate views on important corporate governance procedures.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 5 - The Director Election Proposal - To consider and vote upon a proposal to elect 10 directors to serve on the Board of Directors of the Post-Combination Company until the 2021 annual meeting of stockholders, in the case of Class I directors, the 2022 annual meeting of stockholders, in the case of Class II directors, and the 2023 annual meeting of stockholders, in the case of Class III directors, and, in each case, until their respective successors are duly elected and qualified.

	FOR	AGAINST	ABSTAIN
Ric Fulop	☐	☐	☐
Dayna Grayson	☐	☐	☐
Leo Hindery, Jr.	☐	☐	☐
Wen Hsieh	☐	☐	☐
Jeff Immelt	☐	☐	☐
Byron Knight	☐	☐	☐
Stephen Nigro	☐	☐	☐
Steve Papa	☐	☐	☐
Andy Wheeler	☐	☐	☐
Bilal Zuberi	☐	☐	☐

Proposal 6 - The Merger Issuance Proposal - To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of shares of Class A common stock pursuant to the Business Combination.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 7 - The Subscription Agreements Proposal - To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of shares of Class A common stock pursuant to the Subscription Agreements.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 8 - The Incentive Plan Proposal - To consider and vote upon a proposal to approve and adopt the Desktop Metal, Inc. 2020 Incentive Award Plan.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 9 - The Adjournment Proposal - To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Charter Approval Proposal, the Merger Issuance Proposal, the Subscription Agreements Proposal or the Incentive Plan Proposal, or Trine determines that one or more of the closing conditions to Merger Agreement is not satisfied or waived.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Date:

Stockholder’s Signature

Stockholder’s Signature (if held jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.